UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MEDICIS PHARMACEUTICAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 COMPANY # MEDICIS PHARMACEUTICAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 17, 2011 9:30 a.m. 7700 East McCormick Parkway Scottsdale, Arizona Information regarding attending the Medicis Pharmaceutical Corporation Annual Meeting is available in the proxy statement, which can be viewed at www.ematerials.com/mrx. Important Notice Regarding the Availability of Proxy Materials for the 2011 Stockholder Meeting to be Held on May 17, 2011 Notice is hereby given that the 2011 Annual Meeting of Stockholders of Medicis Pharmaceutical Corporation will be held at the Scottsdale Resort and Conference Center, 7700 East McCormick Parkway, Scottsdale, Arizona, on Tuesday, May 17, 2011, at 9:30 a.m. local time. This is not a ballot. You cannot use this notice to vote your shares. This communication presents an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement for the 2011 Annual Meeting and the Annual Report for our fiscal year ended December 31, 2010 are available at www.ematerials.com/mrx . If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 5, 2011 to facilitate timely delivery. Matters intended to be acted upon at the Annual Meeting are listed below. 1. The re-election of the following three director nominees, as described under Item 1 of the Proxy Statement. 1. Spencer Davidson 2. Stuart Diamond 3. Peter S. Knight, Esq. 2. The ratification of the selection of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending December 31, 2011, as described under Item 2 of the Proxy Statement. 3. The advisory (non-binding) vote regarding executive compensation, as described under Item 3 of the Proxy Statement (“say-on-pay vote”). 4. The advisory (non-binding) vote regarding the frequency of holding future say-on-pay votes, as described under Item 4 of the Proxy Statement (“frequency vote”). 5. The approval of an amended and restated Medicis 2006 Incentive Award Plan (the “Amended and Restated Plan”), which would, in part, increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares, as described under Item 5 of the Proxy Statement. 6. The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. The Board of Directors recommends that you vote “FOR” the re-election of the three director nominees, “FOR” the ratification of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending December 31, 2011, “FOR” the advisory say-on-pay vote, for “THREE YEARS” with respect to the advisory frequency vote and “FOR” the approval of the Amended and Restated Plan. You may immediately vote your proxy on the Internet at: www.eproxy.com/mrx • Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 16, 2011. • Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the online instructions to vote your proxy. Your Internet vote authorizes the proxies designated by the Board of Directors to vote your shares in the same manner as if you marked, signed and returned a proxy card.

To request paper or electronic copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: Internet — Access the Internet and go to www.ematerials.com/mrx . Follow the instructions on the website to log in and order copies. If you would like this election to apply to delivery of material for all future meetings, please have the last four digits of your Social Security Number or Tax Identification Number available and follow the instructions on the website. Telephone — Call us free of charge at (866) 697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to order copies. If you would like this election to apply to delivery of material for all future meetings, please have the last four digits of your Social Security Number or Tax Identification Number available and follow the automated instructions. Email — Send us an email at ep@ematerials.com with “MRX Materials Request” in the subject line. The email must include: • The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner of this notice. • Your preference to receive printed materials via mail — or — to receive an email with links to the electronic materials. • If you choose email delivery, you must include the email address that you would like the links to the electronic materials sent. Your email address will not be used for any purpose other than to send a copy of the proxy materials to you. • If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.